                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement           [   ]  CONFIDENTIAL, FOR USE OF THE
                                                    COMMISSION ONLY (AS PERMITTED BY RULE
                                                    14A-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                           MICHAEL BAKER CORPORATION
--------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

[   ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.

[   ]  $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:
                                                            ---------------

       (5) Total fee paid:
                           ------------------------------------------------

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:
                                  ----------------------------------------
       (2) Form, Schedule or Registration Statement No.:
                                                        ------------------
       (3) Filing Party:
                        --------------------------------------------------
       (4) Date Filed:
                      ----------------------------------------------------

[ X ]  No fee required

                           MICHAEL BAKER CORPORATION
                                 P.O. BOX 12259
                      PITTSBURGH, PENNSYLVANIA 15231-0259

                                                                  April 24, 2000

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 24, 2000

TO THE SHAREHOLDERS OF MICHAEL BAKER CORPORATION:

     Notice is hereby given that the Annual Meeting of Shareholders of MICHAEL BAKER CORPORATION (the "Company") will be held at the Embassy Suites Hotel, 550 Cherrington Parkway, Coraopolis, Pennsylvania 15108 on Wednesday, May 24, 2000 at 10:00 a.m., local time, for the purpose of considering and acting upon the following:

          1. The election by the holders of the Common Capital Stock of the Company of seven directors as follows to serve for a one-year term or until their respective successors shall have been elected and shall have qualified:

           A. The election by the holders of Common Stock and Series B Common Stock (voting together) of five directors; and

           B. The election by the holders of Common Stock of two directors.

          2. Such other matters as may properly be brought before the Annual Meeting.

     The close of business on April 4, 2000 has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, or any adjournments thereof, and only shareholders of record on such date are entitled to notice of and to vote at said Annual Meeting.

     You may find up to four proxy cards enclosed. If you hold both Common Stock and Series B Common Stock of the Company directly, you will find enclosed two proxy cards. If you hold both Common Stock and Series B Common Stock of the Company through the Michael Baker Corporation Employee Stock Ownership Plan and Trust (the "ESOP"), you will find enclosed two proxy cards. The Company's 1999 Annual Report to Shareholders is also enclosed.

     You are cordially invited to attend the Annual Meeting of Shareholders. Whether or not you plan to attend the Annual Meeting, we urge you to please vote by Internet by accessing "www.voteproxy.com;" or by signing, dating and promptly returning the enclosed proxy card(s) in the enclosed postage-paid envelope.

                                             By Order of the Board of Directors,

                                                    H. JAMES McKNIGHT
                                                        Secretary

                           MICHAEL BAKER CORPORATION
                            PITTSBURGH, PENNSYLVANIA

                                PROXY STATEMENT
                  ANNUAL MEETING OF SHAREHOLDERS-MAY 24, 2000

                              GENERAL INFORMATION

     The solicitation of the proxy or proxies enclosed with this proxy statement is made on behalf of the Board of Directors of Michael Baker Corporation (the "Company"), P.O. Box 12259, Pittsburgh, Pennsylvania 15231-0259, for the Annual Meeting of Shareholders to be held on Wednesday, May 24, 2000 at 10:00 a.m. at the Embassy Suites Hotel, 550 Cherrington Parkway, Coraopolis, Pennsylvania 15108. It is expected that this Proxy Statement and proxies will be mailed to shareholders on or about April 24, 2000.

     The Company's Common Capital Stock is divided into two series, denominated Common Stock and Series B Common Stock. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to the shareholders and each share of Series B Common Stock entitles the holder thereof to ten votes on all such matters. All matters submitted to a vote of shareholders are voted upon by holders of Common Stock and Series B Common Stock voting together, except that
(i) holders of Common Stock and holders of Series B Common Stock are each entitled to vote separately as a series on certain extraordinary transactions involving the Company or on certain amendments to the Company's Articles of Incorporation, and (ii) holders of Common Stock, voting separately as a class, are entitled to elect one-fourth of the directors to be elected at a meeting (other than those electable by holders of Cumulative Preferred Stock if any is issued in the future), rounded, if necessary, to the next higher whole number. Holders of Common Stock vote together with the holders of Series B Common Stock on the election of the remaining directors (other than those electable by holders of Cumulative Preferred Stock if any is issued in the future).

     Holders of Common Stock and Series B Common Stock have cumulative voting rights in the election of directors, including, in the case of the holders of Common Stock, directors elected by such holders voting separately as a class. Cumulative voting entitles each shareholder to that number of votes in the election of directors as is equal to the number of shares which he holds of record (multiplied by ten, in the case of Series B Common Stock) multiplied by the total number of directors to be elected, and to cast the whole number of such votes for one nominee or distribute them among any two or more nominees as he chooses. Shares represented by proxies, unless otherwise indicated on the proxy card, will be voted cumulatively in such manner that the number of shares so voted for each nominee (and for any substitute nominated by the Board of Directors if any nominee listed becomes unable or is unwilling to serve) will be as nearly equal as possible. The five nominees receiving the highest number of affirmative votes cast at the Annual Meeting by the holders of Common Stock and Series B Common Stock, (voting together) and the two nominees receiving the highest number of affirmative votes cast at the Annual Meeting by the holders of the Common Stock, voting in person or by proxy, a quorum being present, will be elected as directors.

     On April 4, 2000, the Company had outstanding 6,878,039 shares of Common Stock (entitling holders to 6,878,039 votes) and 1,311,966 shares of Series B Common Stock (entitling holders to 13,119,660 votes). Holders of Common Stock and Series B Common Stock of record at the close of business on April 4, 2000 are entitled to notice of and to vote on all matters that may properly come before the Annual Meeting, except that holders of Series B Common Stock may not vote for the election of directors electable solely by the holders of Common Stock.

     The proxy solicited hereby may be revoked at any time before its exercise by giving notice of revocation to the Secretary of the Company or by delivering a proxy bearing a later date or by attending and voting at the Annual Meeting of Shareholders or any adjournment thereof. Unrevoked proxies will be voted at the Annual Meeting in accordance with the specifications made thereon, but in the absence of such specifications will be voted FOR each proposal. Votes with respect to the election of directors will be counted as set forth above. With respect to all other matters brought before the Annual Meeting, the affirmative vote of the holders of shares representing the majority of the votes cast at the Annual Meeting (in person or by proxy) will be required to approve such matter.

     The Board of Directors does not know of any other business that may be presented for consideration at the 2000 Annual Meeting. If any other business should properly come before the Annual Meeting, it is the intention of those named in the Proxies solicited hereby to vote the shares represented by such Proxies in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     A proposal submitted by a shareholder for the regular annual meeting of shareholders to be held in 2001 must be received by the Secretary, Michael Baker Corporation on or prior to December 26, 2000 in order to be eligible for inclusion in the Company's Proxy Statement for that annual meeting. In connection with the 2001 Annual Meeting of Shareholders, if the Company does not receive notice of a matter or proposal to be considered, on or before March 9, 2001, then the persons appointed by the Board of Directors to act as proxies for such annual meeting will be allowed to use their discretionary voting authority with respect to any such matter or proposal raised at such annual meeting.

     Section 2.01.1 of the Company's By-Laws sets forth procedures by which shareholders may nominate candidates for election as directors.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as to the beneficial ownership of the Company's Common Stock and Series B Common Stock as of April 4, 2000 held by each person known by the Board of Directors of the Company to own beneficially more than 5% of the outstanding shares of Common Stock or Series B Common Stock of the Company, by each director and nominee, by each of the executive officers named in the Summary Compensation Table included elsewhere in this Proxy Statement (the "Summary Compensation Table"), and by all directors and executive officers as a group. The Michael Baker Corporation Employee Stock Ownership Plan and Trust (the "ESOP") holds 72.4% of the voting power of the Company's outstanding Common Capital Stock. The information in the table concerning beneficial ownership is based upon information furnished to the Company by or on behalf of the persons named in the table.

                                              COMMON STOCK                  SERIES B COMMON STOCK
                                      -----------------------------      ---------------------------
                                       NUMBER OF                          NUMBER OF
                                       SHARES AND                         SHARES AND
                                       NATURE OF                          NATURE OF
                                       BENEFICIAL                         BENEFICIAL
                NAME                  OWNERSHIP(1)          PERCENT      OWNERSHIP(1)        PERCENT
                ----                  ------------          -------      ------------        -------
Michael Baker Corporation               2,322,227            33.8         1,215,082            92.6
Employee Stock Ownership
Plan and Trust(1)
  Michael Baker Corporation
  P.O. Box 12259
  Pittsburgh, PA 15231-0259
Goldman, Sachs & Co.(2)                 1,251,600            18.2              None              --
  85 Broad Street
  New York, NY 10004
Lord, Abbett & Co.(3)                     621,300             9.0              None              --
  90 Hudson Street
  Jersey City, NJ 07302
Dimensional Fund Advisors Inc.(4)         445,314             6.5              None              --
  1299 Ocean Avenue
  11th Floor
  Santa Monica, CA 90401
Robert N. Bontempo                          4,500(8)            *                                --
Nicholas P. Constantakis                    5,000               *              None              --
William J. Copeland                         7,000(8)            *                                --
Donald P. Fusilli, Jr.                     45,266(6)(8)         *             9,330(7)            *
Roy V. Gavert, Jr.                          6,000(8)            *              None              --
John C. Hayward                            43,105(6)(8)         *            11,156(7)            *
Charles I. Homan                           82,448(5)(6)(8)    1.2             1,078               *
Thomas D. Larson                            6,555(5)(8)         *              None              --
John E. Murray, Jr.                         4,500(8)            *              None              --
Richard L. Shaw                            49,322(8)            *              None              --
Konrad M. Weis                             10,500(5)(8)         *              None              --
J. Robert White                            23,542(6)(8)         *             2,005(7)           --
Edward L. Wiley                            53,916(5)(6)(8)      *            17,260(7)
All Directors and                         391,077(5)(6)(8)    5.7            47,898(7)            *
  Executive Officers as a group
  (18 persons)

---------

*Less than 1%

(1) Under regulations of the Securities and Exchange Commission, a person who has or shares voting or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. Unless otherwise indicated in the other footnotes below, each person has sole voting power and sole investment power as to all shares listed opposite his name. The ESOP requires the trustee to vote the shares held by the trust in accordance with the instructions from the ESOP participants for all shares allocated to such participants' accounts. Allocated shares for which no such instructions are given and shares not allocated to the account of any employee are voted by the trustee in the same proportion as the votes for which participant instructions are given. In the case of a tender offer, allocated shares for which no instructions are given are not voted or tendered, and shares not allocated to the account of any employee are voted by the trustee in the same proportion as the votes for which participant instructions are given.

(2) According to the Schedule 13G dated February 14, 2000, Goldman, Sachs & Co. had the right to dispose of 1,251,000 shares of Common Stock but the right to vote only 980,200 shares of Common Stock.

(3) According to the Schedule 13G dated January 27, 2000, Lord, Abbett & Co. has the right to vote and dispose of 621,300 shares of Common Stock.

(4) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Registrant Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (the "Funds") according to the Schedule 13G, dated as of February 11, 2000 filed by Dimensional. In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of the Company described in the Schedule 13G that are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(5) Some or all of such shares are jointly owned by such person and his spouse. Voting and investment power as to such shares is shared by the nominee and his spouse.

(6) Includes the number of shares of Common Stock indicated for each of the following persons or group which are allocated to their respective accounts as participants in the ESOP and as to which they are entitled to give binding voting instructions to the trustee of the ESOP: Mr. Fusilli (13,076 shares); Mr. Hayward (11,615 shares); Mr. White (7,741 shares); Mr. Wiley (19,638 shares); and directors and executive officers as a group (66,015 shares). ESOP holdings have been rounded to the nearest full share.

(7) Includes the number of shares of Series B Common Stock indicated for each of the following persons or group which are allocated to their respective accounts as participants in the ESOP and as to which they are entitled to give binding voting instructions to the trustee of the ESOP: Mr. Fusilli (9,330 shares); Mr. Hayward (11,156 shares); Mr. White (2,005 shares); Mr. Wiley (17,260 shares); and directors and executive officers as a group (46,820 shares). ESOP holdings have been rounded to the nearest full share.

(8) Includes indicated number of shares of Common Stock issuable pursuant to stock options which may be exercised within 60 days of the date of this Proxy Statement: Mr. Bontempo (3,000 shares); Mr. Copeland (4,000 shares); Mr. Fusilli (32,190 shares); Mr. Gavert (4,000 shares); Mr. Hayward (31,490); Mr. Homan (77,370 shares); Mr. Larson (3,000 shares); Mr. Murray (3,000 shares); Mr. Shaw (39,117 shares); Mr. Weis (4,000 shares); Mr. White (15,801 shares); Mr. Wiley (31,278 shares); and all directors and executive officers as a group (283,574 shares).

                              PROXY PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

     Seven directors will be elected for a one-year term expiring on the date of the next Annual Meeting of Shareholders or until their respective successors shall have been elected and shall have qualified. Five directors are to be elected by the holders of Common Stock and Series B Common Stock voting together, and two directors are to be elected solely by the holders of Common Stock. The persons named in the enclosed proxies intend to vote for the nominees whose names appear below. Although it is expected that all such nominees will be available for election, if any of them becomes unable or is unwilling to serve at the time the election occurs, it is intended that shares represented by proxies will be voted for the election of the other nominees named and such substituted nominees, if any, as shall be designated by the Company's Board of Directors.

     The following table sets forth certain information regarding the nominees as of April 4, 2000. All of the nominees were elected directors by the Company's shareholders at the 1999 Annual Meeting except for Mr. Constantakis. Mr. Constantakis was appointed to the Board on October 15, 1999 to fill a vacancy. Except as otherwise indicated, each nominee has held the principal occupation listed or another executive position with the same entity for at least the past five years.

                                  DIRECTOR                  PRINCIPAL OCCUPATION; OTHER
            NOMINEE                SINCE                         DIRECTORSHIPS; AGE
-------------------------------  ----------      --------------------------------------------------
TO BE ELECTED BY HOLDERS OF COMMON STOCK AND SERIES B COMMON STOCK
Robert N. Bontempo                  1997         Associate Professor of International Business at
                                                 Columbia University Graduate School of Business
                                                 since July 1994; formerly Assistant Professor of
                                                 International Business at Columbia University
                                                 Graduate School of Business from July 1989 to July
                                                 1994; Fellow at the Center for Advanced Study at
                                                 Stanford University, Summer 1992; formerly
                                                 Personnel Research Analyst at IBM Corporate
                                                 Headquarters; Age 41
Nicholas P. Constantakis            1999         Retired. Formerly Partner, Andersen Worldwide SC
                                                 (independent public accountants and consultants)
                                                 from prior to 1994 to September 1997; Director or
                                                 Trustee of various investment companies affiliated
                                                 with Federated Investors; Age 60
Thomas D. Larson                    1993         Self employed (consultant); formerly
                                                 Administrator, United States Federal Highway
                                                 Administration until January 1992; formerly
                                                 Secretary of the Pennsylvania Department of
                                                 Transportation; formerly Professor of Engi-
                                                 neering, The Pennsylvania State University; Age 71
John E. Murray, Jr.                 1997         President and Professor of Duquesne University
                                                 since July 1988; formerly University Distinguished
                                                 Service Professor at University of Pittsburgh;
                                                 formerly Dean of Villanova University School of
                                                 Law; formerly Acting Dean and Professor at
                                                 Duquesne University School of Law; Director or
                                                 Trustee of various investment companies affiliated
                                                 with Federated Investors; Age 67
Richard L. Shaw                     1966         Chairman of the Board and Chief Executive Officer,
                                                 since September 1999. Formerly Chairman of the
                                                 Board since September 1994, and Chairman of the
                                                 Board, President and Chief Executive Officer of
                                                 the Company from September 1993 through September
                                                 1994; formerly President and Chief Executive
                                                 Officer of the Company from April 1984 to May
                                                 1992; Director of L.B. Foster Company
                                                 (manufacturing); Age 72

                                  DIRECTOR                  PRINCIPAL OCCUPATION; OTHER
            NOMINEE                SINCE                         DIRECTORSHIPS; AGE
-------------------------------  ----------      --------------------------------------------------
TO BE ELECTED SOLELY BY HOLDERS OF COMMON STOCK
William J. Copeland                 1983         Retired; formerly Chairman of the Board of the
                                                 Company; formerly Vice Chairman of the Board of
                                                 PNC Financial Corp. and Pittsburgh National Bank;
                                                 Director or trustee of various investment
                                                 companies affiliated with Federated Investors; Age
                                                 81
Roy V. Gavert, Jr.                  1988         President and Chief Executive Officer of Kiplivit
                                                 North America, Inc. (manufacturing) since July
                                                 1995; Managing Director of World Class Processing,
                                                 Inc. (manufacturing); principal of the Horton
                                                 Company (manufacturer of valves for household
                                                 appliances); formerly Managing Director of Gavert
                                                 Wennerholm & Co. (venture capital); formerly
                                                 Managing Director of Eagle Capital, Inc.
                                                 (investment bank and venture capital); formerly
                                                 Executive Vice President, Westinghouse Electric
                                                 Corporation; Age 66

BOARD AND COMMITTEE MEETINGS

     During 1999 there were five meetings of the Company's Board of Directors. The Executive Committee of the Board of Directors, of which Messrs. Shaw, Copeland, Gavert and Murray are members, held eight meetings. The Audit Committee of the Board of Directors, of which Messrs. Gavert, Bontempo, Weis and Constantakis are members, held six meetings. The Compensation Committee, of which Messrs. Larson, Murray and Weis are members, held four meetings. The Executive Search Committee, of which Messrs. Bontempo, Larson, and Murray are members, held one meeting. All directors attended at least 75% of the total number of meetings of the Board of Directors and of all committees of the Board of which they were members.

     The Executive Committee was established with all the powers and the right to exercise all the authority of the Board of Directors in the management of the business and affairs of the Company. The functions performed by the Audit Committee include recommending the independent accountants, reviewing with the independent accountants the plan for, and the results of, the auditing engagement, approving professional services provided by the independent accountants prior to the performance of such services, reviewing the independence of the independent accountants, and reviewing the Company's system of internal accounting controls. The Compensation Committee reviews and recommends to the Board the compensation of senior executive personnel and directors. The Executive Search Committee was formed to identify and recommend a new Chief Executive Officer to lead the Company after the resignation of Charles
I. Homan in September 1999. The Committee retained Korn/Ferry International to provide assistance in the search.

                             DIRECTORS AND OFFICERS

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth certain information regarding compensation received by the Chief Executive Officer and the four remaining most highly compensated executive officers of the Company for the last three completed fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                     ANNUAL             LONG-TERM
                                                  COMPENSATION         COMPENSATION
                                              --------------------     ------------
                                                                        SHARES OF
                                                                       COMMON STOCK
                                                                        UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR      SALARY       BONUS       OPTIONS(1)      COMPENSATION(2)
---------------------------          ----      ------       -----      ------------     ---------------
Richard L. Shaw(3)                   1999     $127,100     $    --        51,000            $  2,995
  Chairman and                       1998     $     --     $    --            --                  --
  Chief Executive Officer            1997     $     --     $    --            --                  --
Charles I. Homan(4)                  1999     $269,600     $    --            --            $436,026
  Former President and               1998     $385,300     $    --        58,362            $ 12,592
  Chief Executive Officer            1997     $341,600     $62,757        23,529            $ 12,092
Donald P. Fusilli, Jr.(5)            1999     $220,000          --            --            $ 11,188
  Executive Vice President           1998     $201,200     $23,022        27,480            $ 10,000
  --Energy                           1997     $188,200     $25,642         9,122            $  8,700
Edward L. Wiley                      1999     $218,600          --            --            $ 11,837
  Executive Vice President           1998     $206,200     $11,068        28,161            $ 11,400
  --Civil                            1997     $192,300     $36,314         9,122            $ 10,075
J. Robert White(6)                   1999     $215,700     $    --            --            $ 12,293
  Executive Vice President,          1998     $209,100     $    --        28,664            $ 10,827
  Chief Financial Officer            1997     $192,300     $31,923         9,122            $  8,030
  and Treasurer
John C. Hayward                      1999     $209,500     $    --            --            $ 11,865
  Executive Vice President           1998     $195,700     $22,569        26,738            $ 12,592
  --Transportation                   1997     $188,200     $15,643         9,122            $ 10,578

---------

(1) No stock options were granted to the executive officers in 1999, except to Richard L. Shaw. Stock options were granted February 27, 1997 and February 27, 1998, under the Company's 1995 Stock Incentive Plan. In addition, the Company also granted certain performance based stock options to the executive officers on April 23, 1998, which will vest in 2006 subject to earlier vesting in the first quarter of 2001 if the Company achieves certain performance goals in the year 2000.

(2) Includes matching contributions made by the Company under its 401(k) plan paid on behalf of the following individuals in 1999, 1998 and 1997, Mr. Homan, $10,000, $10,000 and $9,500; Mr. Fusilli, $10,000, $10,000 and
    $7,254; Mr. Wiley, $10,000, $10,000 and $8,802; Mr. White, $9,173, $6,777
    and $5,438; and Mr. Hayward, $10,000, $10,000 and $9,012. As interim Chief Executive Officer pending the designation of his successor, Mr. Shaw elected not to participate in the Company's 401(k) Plan. Also includes group life insurance premiums paid by the Company on behalf of the following individuals in 1999, 1998 and 1997, respectively: Mr. Shaw, $2,995; Mr. Homan, $2,405, $2,592 and $2,592; Mr. Fusilli, $1,188, $0.00 and $1,446; Mr.
    Wiley, $1,837, $1,400 and $1,273; Mr. White, $3,120, $4,050 and $2,592 and
    Mr. Hayward, $1,865, $2,592 and $1,566.

(3) Mr. Shaw became the Chairman and Chief Executive Officer on September 7, 1999. The amounts set forth in Mr. Shaw's "Annual Compensation" are the actual amounts paid to Mr. Shaw for the period from September 7, 1999 based on an annual salary of $400,000.

(4) Mr. Homan resigned from the Company effective September 3, 1999. Mr. Homan received $423,621 upon his resignation from the Company, which is included in the "Other Compensation" column. The amounts set forth in Mr. Homan's "Annual Compensation" are the amounts actually paid to Mr. Homan from January 1, 1999 to September 3, 1999, based on an annual salary of $400,000.

(5) Mr. Fusilli was elected President and Chief Operating Officer of the Company effective March 10, 2000.

(6) Mr. White resigned from the Company effective March 13, 2000.

OPTIONS GRANTED IN 1999

     The following table sets forth, as to the individuals named in the Summary Compensation Table, information with respect to stock options granted during 1999 under the 1995 Stock Incentive Plan.

                            OPTIONS GRANTED IN 1999

                                                                                   POTENTIAL REALIZABLE
                                                                                     VALUE AT ASSUMED
                                           % OF TOTAL                                 ANNUAL RATES OF
                                            OPTIONS                              STOCK PRICE APPRECIATION
                          NO. OF SHARES    GRANTED TO   EXERCISE                    FOR OPTION TERM(3)
                           SUBJECT TO      EMPLOYEES     PRICE/     EXPIRATION   -------------------------
         NAME            OPTIONS GRANTED    IN 1999       SHARE        DATE          5%            10%
         ----            ---------------    -------       -----        ----          --            ---
Richard L. Shaw(1)           50,000           82.9%      $6.7188       9/7/09      $211,271      $535,402
                              1,000            N/A(2)    $7.8125       7/2/09      $  4,913      $ 12,451
Charles I. Homan                  0              0       $     0          N/A      $      0      $      0
Donald P. Fusilli, Jr.            0              0       $     0          N/A      $      0      $      0
Edward L. Wiley                   0              0       $     0          N/A      $      0      $      0
J. Robert White                   0              0       $     0          N/A      $      0      $      0
John C. Hayward                   0              0       $     0          N/A      $      0      $      0

---------

(1) No stock options were granted to executive officers in 1999, except to Mr. Shaw. On September 7, 1999, Mr. Shaw was granted an option to purchase 50,000 shares on Common Stock pursuant to the 1995 Stock Incentive Plan, of which 35,117 shares were immediately exercisable, and the remaining shares became exercisable on January 2, 2000.

(2) Not applicable as these options were granted under the 1996 Nonemployee Directors' Stock Incentive Plan prior to Mr. Shaw becoming an employee in September 1999.

(3) The dollar amounts under the potential realizable value columns are the result of calculations at assumed annually compounded rates of stock price appreciation over the ten-year life of the options in accordance with the proxy regulations of the Securities and Exchange Commission, and are not intended to forecast actual future appreciation, if any, of the Company's Common Stock. The actual value, if any, an executive may realize will depend on the excess of the market price of the shares over the exercise price on the date the option is exercised.

     The following table sets forth as to the persons named in the Summary Compensation Table information with respect to (i) the stock options exercised during 1999, (ii) the net value realized upon such exercises, (iii) the number of shares covered by unexercised stock options at December 31, 1999, and (iv) the value of such unexercised options at December 31, 1999.

                      AGGREGATED OPTION EXERCISES IN 1999

                                                 NUMBER OF SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                          SHARES                     UNEXERCISED OPTIONS AT          IN-THE-MONEY OPTIONS AT
                        ACQUIRED ON    VALUE            DECEMBER 31, 1999               DECEMBER 31, 1999
NAME                     EXERCISE     REALIZED      EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE(1)
----                    -----------   --------   -------------------------------   ----------------------------
Richard L. Shaw                0            0             35,117/14,883                     $     0/$0
                               0(2)         0                   4,000/0                     $ 1,599/$0
Charles I. Homan               0            0                  77,370/0                     $67,673/$0
Donald P. Fusilli, Jr.         0            0             28,165/26,273                     $30,054/$0
Edward L. Wiley                0            0             27,207/26,862                     $28,343/$0
J. Robert White                0            0             11,730/27,363                     $ 2,379/$0
John C. Hayward                0            0             27,465/25,531                     $28,913/$0

---------

(1) Based on the exercise price and fair market value of the Common Stock as of December 31, 1999.

(2) Stock options granted under the 1996 Nonemployee Directors' Stock Incentive Plan prior to Mr. Shaw becoming an employee in September 1999.

COMPENSATION OF DIRECTORS

     Compensation for non-employee directors is as follows: Annual retainer--$15,000; Attendance at each regularly scheduled or special meeting of the Board of Directors--$1,000; Attendance at a Board of Directors committee meeting--$500; Telephonic attendance at a Board of Directors or committee meeting--$100; Additional annual retainer for chairman of the Board of Directors--$5,000; and Additional annual retainer for committee chairmen--$2,500.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement in whole or in part, the following report and the Stock Performance Graphs on page 12 shall not be incorporated by reference into any such filings.

REPORT OF THE COMPENSATION COMMITTEE

  Introduction

     Decisions regarding compensation of the Company's executives generally are made by a three-member Compensation Committee of the Board. In 1999 the Compensation Committee consisted of Dr. Larson as the Chairman and Drs. Murray and Weis.

     All decisions of the Compensation Committee relating to compensation of the Company's executive officers are reviewed and approved by the full Board. Set forth below is a report submitted by Messrs. Larson, Murray and Weis in their capacity as the Board's Compensation Committee addressing the Company's compensation policies for 1999 as they affected executive officers of the Company.

  Compensation Philosophy

     The Company applies a consistent philosophy toward compensation based upon the following objectives: (i) to attract and retain executive officers and other key employees of outstanding ability, and to motivate all employees to perform to the full extent of their abilities; (ii) to ensure that pay is competitive with other leading companies in the Company's industry; (iii) to reward executive officers for corporate, group and individual performance; and (iv) to ensure that total compensation to the executive officers as a group is not disproportionate when compared to the Company's total employee population.

  Compensation

     The Compensation Committee retains the services of Hewitt Associates, a compensation consulting firm, to assist the Committee in connection with performance of its duties. Hewitt Associates provides ongoing advice to the Committee with respect to the reasonableness of compensation paid to executive officers of the Company.

     On September 7, 1999, Mr. Shaw became Chief Executive Officer of the Company pursuant to a supplement dated September 7, 1999 to his employment agreement dated April 12, 1988. Under the terms of the employment agreement, as supplemented, Mr. Shaw will be paid an annual salary of $400,000. In addition, Mr. Shaw is entitled to participate in all compensation plans and programs for which he is eligible as an executive officer of the Company and to receive all benefits provided to the Company's executives. The Company has also agreed to increase the supplemental retirement benefit to be paid to Mr. Shaw under the employment agreement from $2,500 to $5,000 per month. In recognition of Mr. Shaw's agreement to become Chief Executive Officer, the Company granted Mr. Shaw an option to purchase 50,000 shares of Common Stock under the 1995 Stock Incentive Plan, of which 35,117 shares were immediately exercisable and of which the remaining 14,883 shares will become exercisable on or after January 2, 2000.

     The Company applies a compensation program consisting of base salary and annual incentive compensation. In determining base salaries for 1999, the Compensation Committee reviewed the relationship of an executive's compensation to that of other executive officers of the Company and the Company's current and projected growth and profitability performance.

     Incentive compensation for the executive officers is determined based on the achievement of such predetermined corporate performance goals as profitability and earnings per share. Each such officer's annual performance is measured by reviewing contribution to overhead and profit, new work added, cash flow return on investment, human resources development and continuous improvement management goals.

     The Chief Executive Officer recommends to the Compensation Committee salary adjustments for executive officers. The committee reviews these recommendations in light of the above factors and its knowledge of compensation paid to key executives at comparable companies. A final comparison is made to verify that the total percentage increase in compensation paid to the executive officers as a group is not disproportionate to the percentage increase applicable to other Company employee groups.

     All executive employees participate in an annual incentive program. The components of the plan are based upon corporate and individual performance. Measures of corporate performance may include, but are not limited to, one or more financial measures such as earnings per share and profitability. Individual performance is based on the performance rating received as part of the annual Performance Management Process. The Performance Management Process is a program which emphasizes performance planning (management/employee goal setting), progress reviews and management feedback to employees. Primary objectives of the program are to enhance the professional development of the individual employee and to align individual performance goals with those of the Company. The rating is based upon factors agreed to by the Chief Executive Officer and the individual executive employees.

  1995 Stock Incentive Plan

     On December 15, 1994, the Board of Directors approved the 1995 Stock Incentive Plan (the "Option Plan"), which was approved by the shareholders at the 1995 Annual Meeting and provides long-term incentive compensation to eligible employees. The Compensation Committee retains the services of Buck Consultants to assist the Committee in evaluating the Option Plan relative to practices of other publicly-traded companies engaging in one or more lines of business comparable to those of the Company.

     Stock options are awarded based on the Compensation Committee's judgment concerning the position and responsibilities of the employee being considered, the nature and value of his or her services, his or her current contribution to the success of the Company, and any other factors which the Compensation Committee may deem relevant. Stock option awards tie the interests of employees to the long-term performance of the Company, and provide an effective incentive for employees to create shareholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the Company's stock price occurs over a number of years.

     In addition to it's annual consideration of stock option awards, on April 23, 1998, the Compensation Committee awarded a one-time grant of stock options (the "Vision 2000 Options") to certain employees the vesting of which will be based upon the Company achieving earnings for the year ended December 31, 2000 (the "Fiscal Year 2000") equal to or in excess of $1.25 per share of Common Stock. The Vision 2000 Options will vest in 2006 subject to earlier vesting upon the determination of the Board of Directors, based on the audited financial results of the Company for the Fiscal Year 2000, that the Company has achieved earnings of at least $1.25 per share for the Fiscal Year 2000. The exercise price of the options granted is $10.125, the fair market value of the Common Stock on the date of the grant.

     In 1998, the Compensation Committee reviewed the Option Plan, and, based on its review, recommended to the Board of Directors that the Option Plan be amended to increase by 1,000,000 the number of shares available for grants thereunder and to increase the maximum number of shares as to which options may be granted to any one employee during any calendar year from 30,000 to 100,000 shares. The Board of Directors approved the amendment on February 27, 1998 and the Shareholders adopted the amendment on April 22, 1998 at the Annual Meeting of Shareholders. The Compensation Committee believes these changes are desirable in order to ensure that there are sufficient options available under the Option Plan to continue to motivate and reward employees and to ensure that the grants are significant enough to provide meaningful inducement and reward to key employees.

     In April 2000, the Board amended the Option Plan to provide that if the outstanding shares of Common Stock of the Company are changed into or become exchangeable for cash or any other property, then the shares of Common Stock subject to options will also be substituted for such cash or other property. The effect of this amendment is that if the Company engaged in any fundamental transaction, such as a reorganization, recapitalization, merger or consolidation in which its shares of Common Stock were changed into cash or other property, outstanding stock options would, likewise, be changed into such cash or other property. The Company determined that the amendment did not require shareholders' approval.

  1996 Nonemployee Directors' Stock Incentive Plan

     On February 27, 1996, the Board of Directors approved the 1996 Nonemployee Directors' Stock Incentive Plan, which was approved by the shareholders at the 1996 Annual Meeting. This plan provides long-term incentive compensation to eligible directors. Under this plan, each member of the Board of Directors who is not an employee of the Company or any of its subsidiaries is granted 500 restricted shares and an option to purchase 1,000 shares of Common Stock on the first business day following each Annual Meeting of Shareholders.

This report is submitted by the Compensation Committee of the Company's Board of Directors.

           Thomas D. Larson          John E. Murray, Jr.          Konrad M. Weis

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPANTS

     The members of the Compensation Committee in 1999, Thomas D. Larson, John
E. Murray, Jr. and Konrad M. Weis, are nonemployee directors. During 1999, no executive officer of the Company served on a compensation committee (or other board committee performing equivalent functions) or on the board of directors of any entity (other than the Company's Board of Directors) related to any member of the Company's Board of Directors.

STOCK PERFORMANCE GRAPHS

     The line graphs below compare, for the five year period commencing December 31, 1994, the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the S&P 500 Index, the Russell 2000 Index, an old peer group, and a new peer group identified by the Company to best approximate the Company's diverse business groups.

     The new peer group was selected to include publicly-traded companies engaging in one or more of the Company's lines of business: engineering, construction management and operations and maintenance. The company elected to change some of the members comprising the peer group used to compare five-year returns as a result of its exit from the buildings and transportation general construction businesses during 1999. The Company believes that the companies comprising the new peer group better represent the Company's continuing lines of business.

     The new peer group consists of the following companies: Harding Lawson Associates Group, Inc., ICF Kaiser International, Inc., Stone & Webster, Inc., STV Group, Inc., Tetra Tech, Inc. URS Corp., and Roy F. Weston, Inc.

     The old peer group consisted of the following companies: Granite Construction, Inc., Harding Lawson Associates Group, Inc., ICF Kaiser International, Inc., Jacobs Engineering Group, Inc., Morrison Knudsen Corp., Perini Corp., Stone & Webster, Inc., STV Group, Inc., Tetra Tech, Inc., URS Corp., and Roy F. Weston, Inc.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS*
              AMONG MICHAEL BAKER CORPORATION, THE S&P 500 INDEX,
                 THE RUSSELL 2000 INDEX AND THE NEW PEER GROUP

                                           MICHAEL BAKER
                                            CORPORATION           NEW PEER GROUP          RUSSELL 2000             S&P 500
                                           -------------          --------------          ------------             -------
12/94                                          100.00                 100.00                 100.00                 100.00
12/95                                          133.33                 120.90                 127.49                 137.58
12/96                                          170.00                 111.50                 154.73                 169.17
12/97                                          260.00                 158.15                 203.91                 225.61
12/98                                          260.00                 179.94                 190.75                 290.09
12/99                                          176.67                 127.66                 187.92                 351.13

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS*
              AMONG MICHAEL BAKER CORPORATION, THE S&P 500 INDEX,
                 THE RUSSELL 2000 INDEX AND THE OLD PEER GROUP

                                           MICHAEL BAKER
                                            CORPORATION           OLD PEER GROUP          RUSSELL 2000             S&P 500
                                           -------------          --------------          ------------             -------
12/94                                          100.00                 100.00                 100.00                 100.00
12/95                                          133.33                 130.88                 127.49                 137.58
12/96                                          170.00                 127.06                 154.73                 169.17
12/97                                          260.00                 156.17                 203.91                 225.61
12/98                                          260.00                 211.95                 190.75                 290.09
12/99                                          176.67                 150.44                 187.92                 351.13

* Assumes $100 invested at the close of trading on December 31, 1994 in the Company's Common Stock, the peer group, the S&P 500 Index and the Russell 2000 Index, and assumes reinvestment of dividends.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms which they file. The Company believes that all such filing requirements applicable to its executive officers and directors were complied with in 1999, except that Konrad M. Weis made a late filing to report a disposition of Common Stock. In making the disclosure under this paragraph the Company has relied solely on written representations of its directors and executive officers and copies of the reports that they have filed with the Commission.

TRANSACTIONS WITH MANAGEMENT

     The Company entered into an employment agreement with Richard L. Shaw in April 1988, which agreement was supplemented in March 1992, October 1994, February 1998 and September 1999. Pursuant to the terms of the supplement, Mr. Shaw is compensated as Chief Executive Officer at an annual salary of approximately $400,000. The agreement provides for Mr. Shaw's performance as Chief Executive Officer until the later of May 31, 2000 or three months after Mr. Shaw's successor is appointed as the Chief Executive Officer of the Company. In addition, during this period, the Company will cover costs of health insurance, reimburse actual out-of-pocket expenses and maintain a life insurance policy for Mr. Shaw. This agreement also provides for a supplemental retirement benefit of $5,000 per month commencing on expiration of the agreement.

                                    AUDITORS

     The Board of Directors of the Company has selected the independent accounting firm of PricewaterhouseCoopers LLP ("PwC") to examine the financial statements of the Company for 2000.

     PwC audited the financial statements of the Company for 1999. The Board of Directors expects that representatives of PwC will be present at the Annual Meeting of Shareholders and, while such representatives do not currently plan to make a statement at the Annual Meeting, they will be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Board of Directors does not know at this time of any other or further business that may come before the Annual Meeting, but, if any such matters should hereafter become known or determined and be properly brought before such Annual Meeting for action, the proxy holders will vote upon the same according to their discretion and best judgment.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, in a limited number of instances, officers, directors and regular employees of the Company may, for no additional compensation, solicit proxies in person or by telephone to vote for all nominees.

                                             By Order of the Board of Directors,

                                                      H. JAMES McKNIGHT
                                                          Secretary
April 24, 2000

IF THE NAME ON YOUR PROXY CARD IS:
     Michael Baker Corp. Common OR
     Michael Baker Corp. Common ESOP

YOU ARE VOTING FOR NOMINEES IN SLATE 1 ONLY



IF THE NAME ON YOUR PROXY CARD IS:
     Michael Baker Corp. Ser B Common OR
     Michael Baker Corp. Ser B Common ESOP

YOU ARE VOTING FOR NOMINEES IN SLATE 2 ONLY




                                     PROXY
                           MICHAEL BAKER CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



The undersigned stockholder hereby appoints Richard L. Shaw and Donald P. Fusilli, Jr. and each or any one of them, with full power of substitution, as Proxies to represent and to vote, as designated on the reverse, all the shares of stock of Michael Baker Corp. (the "Company"), held of record by the undersigned on April 4, 2000, at the Annual Meeting of the Stockholders (the "Annual Meeting") to be held on May 24, 2000, or any adjournments thereof.


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH PROPOSAL

                       (To be signed on the reverse side)

                       ANNUAL MEETING OF STOCKHOLDERS OF

                           MICHAEL BAKER CORPORATION

                                  May 24, 2000

                           -------------------------
                           PROXY VOTING INSTRUCTIONS
                           -------------------------

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.






TO VOTE BY INTERNET

Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.



YOUR CONTROL NUMBER IS         [                  ]

      ---------------------------------------------
NOTE: REFER TO REVERSE SIDE FOR VOTING INSTRUCTIONS
           DEPENDING UPON WHICH STOCK YOU OWN.
      ---------------------------------------------

            \/  Please Detach and Mail in the Envelope Provided  \/



[X] Please mark your
    votes as in this
    example.


                   FOR     WITHHELD
1. ELECTION OF     [ ]       [ ]                       NOMINEES: Slate 1 - Common Only         Slate 2 - Series B Common Only
   DIRECTORS.                                                    Robert N. Bontempo            Robert N. Bontempo
                                                                 Nicholas P. Constantakis      Nicholas P. Constantakis
(INSTRUCTION: To withhold authority to vote for                  William Copeland              Thomas D. Larson
any individual nominee(s), write the name of such                Roy V. Gavert, Jr.            John E. Murray, Jr.
nominee(s) in the space below):                                  Thomas D. Larson              Richard L. Shaw
                                                                 John E. Murray, Jr.
_________________________________________________                Richard L. Shaw


                                                                                PLEASE MARK, SIGN BELOW, DATE, AND RETURN THE PROXY
                                                                                        PROMPTLY IN THE ENCLOSED ENVELOPE




Signature _____________________________ Signature if held jointly ___________________________ DATED: ___________________

NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.